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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 of our reports dated March 24, 1998 (except as to Note 7A which is as of June 12, 1998) on our audits of the consolidated financial statements and financial statement schedule of Cognizant Technology Solutions Corporation. We also consent to the reference to our firm under the caption "Experts."


                                          Coopers & Lybrand L.L.P.


New York, New York
June 17, 1998